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                                                              EXHIBIT 23.2





                   CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



              The Board of Directors
              Alleghany Corporation:


              We consent to incorporation by reference in the Registration Statement on Form S-3 of our reports dated February 23, 1994 relating to the financial statements and related schedules of Alleghany Corporation and subsidiaries, which appear in the Annual Report on Form 10-K of Alleghany Corporation for the fiscal year ended December 31, 1993. Our reports refer to the adoption by Alleghany of the provisions of Financial Accounting Standards Board's Statements of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities" and No. 109, "Accounting for Income Taxes" at December 31, 1993 and in 1992, respectively.

              We also consent to the reference to our Firm under the heading "Experts" in such Registration Statement.



                                            /s/ KPMG Peat Marwick LLP




              New York, New York
              September 30, 1994